UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019
VERTEX PHARMACEUTICALS INCORPORATED
(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)
50 Northern Avenue
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)
(617) 341-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2019, Charles F. Wagner, Jr. agreed to become our Executive Vice President, Chief Financial Officer, effective April 10, 2019. In connection with Mr. Wagner’s appointment, Paul Silva, who has been serving as our interim Chief Financial Officer since January 2019, will return to his prior role as our Senior Vice President and Corporate Controller.

Mr. Wagner, 51, was Chief Financial Officer and Executive Vice President, Finance, of Ortho Clinical Diagnostics, a Carlyle Group portfolio company, from June 2015 to March 2019. In that role, he led the finance, accounting, tax, treasury, global information systems, lender relations, and acquisitions and divestiture groups, as well as shared leadership over several enterprise-wide projects. From July 2012 to June 2015, Mr. Wagner served as Executive Vice President, Chief Financial Officer of Bruker Corporation, a scientific instruments manufacturer. Prior to that, Mr. Wagner served as Chief Financial Officer for Progress Software Corporation, a provider of enterprise software, and Millipore Corporation, a global provider of products and services in the life science tools market. He holds a Bachelor of Science degree in accounting from Boston College and a Masters in Business Administration from Harvard Business School.

On March 28, 2019, we entered into an employment agreement and a change of control agreement with Mr. Wagner.

Mr. Wagner’s initial base salary is $700,000 per year, and he will participate in our annual cash bonus and equity programs. Pursuant to his employment agreement, Mr. Wagner will receive a sign-on cash bonus in the amount of $140,000, and on his start date he will receive (i) a $700,000 restricted stock unit award that will vest in three annual installments, (ii) two performance stock unit awards with an aggregate value of $700,000 (based on the target number of shares) on the same terms as the annual performance stock units received by our named executive officers and (iii) an option grant with a fair market value equal to $600,000.

If Mr. Wagner terminates his employment for good reason or we terminate his employment without cause, he will receive 12 months of severance pay at an annual rate equal to his base salary plus his target bonus. Pursuant to the change of control agreement, if we terminate Mr. Wagner’s employment without cause on a date within 90 days prior to or 12 months after a change of control or he terminates his employment within 30 days of an event giving rise to a right to terminate for good reason and the event occurs on a date within 90 days prior to or 12 months after a change of control, he will receive (i) an amount equal to his base salary and target bonus amount, (ii) a final, pro-rated performance bonus for the year in which his employment terminates, and (iii) full vesting of his outstanding options and restricted stock unit awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: April 2, 2019	/s/ Michael Parini
Michael Parini Executive Vice President, Chief Legal and Administrative Officer